Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our report dated October 2, 2020, relating to the financial statements of Opendoor Labs, Inc. appearing in the Registration Statement on Form S-1 (No. 333-252666).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

February 4, 2021